                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON SHARES
                                       OF
                           SUPER FOOD SERVICES, INC.

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of the Common Shares, par value $1.00 per share, including the associated preferred share purchase rights (collectively, the "Shares"), of Super Food
Services, Inc., a Delaware Corporation (the "Company"), are not immediately available or time will not permit all required documents to reach Norwest Bank
Minnesota, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book entry transfer cannot be completed on a timely basis. This Notice of Guaranteed
Delivery may be delivered by hand or facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution. See Section
4 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                          NORWEST BANK MINNESOTA, N.A.

                            ------------------------

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
    BY OVERNIGHT COURIER:                BY MAIL:                FACSIMILE TRANSMISSION
 Norwest Shareowner Services    Norwest Shareowner Services    (For Eligible Institutions
                                                                          Only)
 161 North Concord Exchange           P.O. Box 64858                 (612) 450-4163
  Stock Transfer Department       St. Paul, MN 55164-0858         Confirm Facsimile by
                                                                       Telephone:
  South St. Paul, MN 55075                                           (612) 450-4108

                                      BY HAND:
    Norwest Shareowner Services                   Norwest Trust Company of New York
     161 North Concord Exchange                            3 New York Plaza
             2nd Floor                   OR                   15th Floor
      South St. Paul, MN 55075                            New York, NY 10004

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to NFC Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Nash-Finch Company, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 9, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Number of Shares ---------------------------   Name(s) of Record Holder(s) -----------------

                                               --------------------------------------------
                                                              (Please Print)

Certificate No(s). (if available):             Address(es):
----------------                               ---------------------------------

--------------------------------------------   --------------------------------------------
                                                                                  (Zip Code)

                                               Area Code and Telephone Number(s):

                                               --------------------------------------------

    (If Share(s) will be tendered by book entry transfer, check one box)

/ /  The Depository Trust Company

/ /  Philadelphia Depository Trust Company

Account Number ----------------------------    Signature(s):
                                               --------------------------------

Dated: --------------------------------------  --------------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association's Medallion Signature Guaranty Program (each an "Eligible Institution"), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing all tendered shares, in proper form for transfer, a Book-Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (unless an Agent's Message is utilized) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ------------------------------   --------------------------------------------
                                                          (AUTHORIZED SIGNATURE)

Address: ------------------------------------  Name --------------------------------------
                                                          (PLEASE TYPE OR PRINT)

--------------------------------------------   Title:
                                               ---------------------------------------
                                   (Zip Code)
Area Code
and Telephone Number: ----------------------   Date: ---------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.